UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 10, 2014

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of G&K Services, Inc. (“G&K”) appointed Thomas R. Greco as a member of the Board to fill the vacant directorship in Class II created by the resignation of Jeffrey Wright. In connection with his previously announced retirement from G&K, Mr. Wright resigned from the Board effective June 29, 2014. Mr. Greco’s appointment was effective July 10, 2014. Mr. Greco’s initial term will expire at the annual meeting of shareholders to be held in 2015. Mr. Greco will also serve as a member of the Board’s Compensation Committee. Mr. Greco was not selected as a director pursuant to any arrangement or understanding with any other person. Upon his appointment to the Board, Mr. Greco received a one-time grant of options to purchase 3,000 shares of G&K’s Class A Common Stock. The exercise price of these options was the closing price on the date of grant. These options have a ten year term and vest in three equal installments, beginning on the first anniversary of the grant date. Also, in connection with his service as a director, Mr. Greco will receive G&K’s standard non-employee director compensation as described on page 7 to 8 of G&K’s definitive proxy statement filed with the SEC on September 23, 2013.

Mr. Greco is president of Frito-Lay North America, where he leads PepsiCo’s snack and convenient foods business. Mr. Greco assumed this role in September 2011, after serving as executive vice president and chief commercial officer, North America Beverages, or NAB, where he was responsible for leading NAB’s commercial efforts across North America. Prior to September 2011, Mr. Greco was president of global sales for PepsiCo. Mr. Greco also previously served as president of Frito Lay Canada and senior vice president of sales for Frito-Lay North America. Mr. Greco joined PepsiCo in 1986.

Before joining PepsiCo, Mr. Greco worked at Procter & Gamble. Mr. Greco graduated with a bachelor of commerce degree from Laurentian University in Sudbury, Ontario, and received an MBA from the Richard Ivey School of Business in London, Ontario.

Item 7.01.    Regulation FD Disclosure.

On July 16, 2014, G&K issued a press release announcing Mr. Greco’s appointment. A copy of the press release announcing the foregoing events is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

99.1    Press release (furnished)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2014	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary